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BANK AUDI
[LOGO] CALIFORNIA

                                                                   EXHIBIT 10.22

                                LOAN AGREEMENT


November 23, 1994

Health Science Properties, Inc.
251 S. Lake Avenue, #535
Pasadena, CA 91101

Loan #1768

Dear Sirs,

        Bank Audi (California) (the "Bank") is pleased to advise Health Science Properties, Inc., a Maryland Corporation (hereinafter called the "Borrower") of its agreement to grant the Borrower a loan in the amount of FIVE HUNDRED THOUSAND AND NO/100 Dollars ($500,000.00) (the "Loan") to be used as set forth below. This Loan is subject to the following terms and conditions:


                             ARTICLE I "THE LOAN"


      1.1 THE LOAN  The Bank hereby agrees to grant a Loan to the Borrower and
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the Borrower hereby agrees to borrow from the Bank an amount not to exceed at any time the sum of FIVE HUNDRED THOUSAND AND NO/100 Dollars ($500,000.00) to be used for upgrading the HVAC System at the 10933 N. Torrey Pines Road property, in San Diego, California (the "HVAC System").

      1.2 THE NOTE  The Loan shall be evidenced by a note signed by the Borrower
          --------
(the "Note") payable to the order of the Bank. This Note and the books of the Bank shall constitute sufficient evidence of the indebtedness of the Borrower to the Bank.

      1.3 INTEREST  Interest shall be payable on the outstanding principal
          --------
balance of the Loan at a rate per annum equal to ONE AND ONE HALF OF ONE percent (1.5%) above the rate announced by the Bank from time to time as its prime rate, calculated on the basis of actual days elapsed in a year of 360 days. Interest shall accrue during the course of the month and shall be charged monthly in arrears to the Borrower's account on the first banking day of each month, pending reimbursement by the Borrower.
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BANK AUDI
[LOGO] CALIFORNIA

      1.4 PENALTY INTEREST  After default or maturity, or if any payment is
          ----------------
overdue more than five (5) business days, an additional charge will be due by Borrower. Principal and past-due interest shall bear interest at the Applicable Rate plus FIVE PERCENT (5%) per annum.

      1.5 MATURITY AND PREPAYMENT  The outstanding principal balance of the Loan
          -----------------------
plus any accrued interest, shall be payable in full on or before the 1st day of November, 1997 unless renewed at the mutual option of the Borrower and the Bank. There will be no penalties or premium payable in the event of prepayment of all or any part of the Note.

      1.6 CLOSING FEES  As consideration for granting this facility, the
          ------------
Borrower shall pay a closing fee of SEVEN THOUSAND FIVE HUNDRED AND NO/100 Dollars ($7,500.00) being ONE AND ONE HALF OF ONE percent (1.5%) of the total Loan amount. The fee shall be payable upon execution of this Agreement.

      1.7 LEGAL FEES  Borrower shall pay legal fees in an amount of FIVE HUNDRED
          ----------
AND NO/100 Dollars ($500.00). The fee shall be payable upon execution of this Agreement.

      1.8 SPECIAL CONDITIONS
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      A   -    Bank maintains the right, at will, to verify and inspect the
               Collateral as described in section 2.1 below, to conduct audits or hire auditing firms, to inspect the books and records of Borrower and to make copies thereof or extracts therefrom, each at reasonable times and in a reasonable manner at the reasonable expense of Borrower.

      B   -    Bank reserves the right to cancel the Loan with a 14 day prior written notice, if the net equity of Borrower falls below $15 million.

     1.9 REPAYMENT SCHEDULE  The Loan shall be payable according to the
         ------------------
following schedule:

          - Principal payment of $5,000.00 per month, plus accrued interest, payable in arrears on the first banking day of each month.

          -    Balance at maturity.

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BANK AUDI
[LOGO] CALIFORNIA

                             ARTICLE II: "SECURITY"

      2.1 COLLATERAL  As security for this facility, the Borrower shall grant to
          ----------
the Bank the following Collateral (the "Collateral"):

      - UCC-1 and security interest in the HVAC System as evidenced by a Security Agreement of even date herewith.

                      ARTICLE III "CONDITIONS TO CREDIT"

      3.1 DOCUMENTS The Bank's Agreement to lend, contained herein, shall be
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effective only upon receipt by the Bank of the following duly executed documents in a form reasonably satisfactory to the Bank: this Agreement, Promissory Note, Security Agreement, UCC filing, Corporate Resolution to Borrow, and any and all other documents which shall be reasonably required by the Bank's counsel to secure the Bank's interest.

                  ARTICLE IV "REPRESENTATION8 AND WARRANTIES"

      The Borrower represents and warrants the following:

l) That during the term of this Agreement, the provisions herein shall continue to be true and correct in all material respects;

2) That all due taxes of the Borrower have been paid except where the failure to pay such taxes could not reasonably be expected to have a material adverse effect or except for such taxes as it may in good faith contest or reserve;

3) That, as of the date hereof, no legal or court action which could reasonably be expected to have a material adverse effect is in force or pending.

                       ARTICLE V "AFFIRNATIVE COVENANTS"


     During the term of this Agreement, and so long as any indebtedness of the Borrower to the Bank shall remain unpaid, including any indebtedness for fees and expenses provided for hereunder, the Borrower undertakes to:

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BANK AUDI
[LOGO] CALIFORNIA

1)   Utilize the funds available under the Loan for upgrading the HVAC System.

2) Provide Bank with quarterly financial statement for each of its first three quarters, which shall include Balance Sheet and Profit and Loss account. Statements shall be certified by an authorized officer of the Borrower, and remitted to the Bank at the latest 45 business days after the end of such quarter.

3) Provide Bank with audited financial statements at the latest 90 business days after Borrower's fiscal year end.

                        ARTICLE VI "NEGATIVE COVENANTS"

      During the term of this Agreement, and so long as any indebtedness of the Borrower to the Bank shall remain unpaid, including any indebtedness for fees and expenses provided for hereunder, the Borrower shall not consensually encumber or grant any other consensual liens on the Collateral.

                        ARTICLE VII "EVENTS OF DEFAULT"

      7.1 Upon the occurrence of any of the events set out below, the Bank at its sole discretion may by notice in writing to the Borrower demand immediate repayment of all amounts outstanding under the Loan plus accrued interest and any fees and expenses provided for hereunder and the Loan shall thereupon terminate, that is to say:

      a) If the Borrower fails to pay any sum due from it hereunder on the due date and fails to pay the same within fourteen days thereafter, or

      b) If any representation or warranty made by the Borrower under or in connection with this Agreement proves to have been incorrect in any material respect when made, or

      c) If the Borrower fails to perform or observe in any material respect any other term, covenant or agreement hereunder on its part to be performed or observed and any such failure remains unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Bank, or

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BANK AUDI
[LOGO] CALIFORNIA

      d) If any Borrowed money (which expression shall include any obligation or liability under guarantee, indemnity, bond or instrument of suretyship and all liabilities in respect of all acceptance bills, notes, bonds and discounted instruments) of the Borrower in a principal amount in excess of $500,000.00 is not paid when due or within 14 days of becoming due or if the Borrower commits any material breach of or makes a material default in the observance of any term, condition, undertaking or covenant contained in any agreement present or future for Borrowed money such that any party thereto has to declare or otherwise causes any money payable thereunder to become due prior to its stated maturity or to call for payment of the deposit of cash or security thereunder, and within any grace period permitted by the relevant agreement, such breach or default is not remedied (if capable of remedy) or is not waived in writing by the said party, or

      e) If any judgment or order for the payment of money in an amount which materially affects the Borrower's financial condition or ability to meet its obligations hereunder in the normal course shall be rendered against the Borrower, or

      f) If control of the Borrower is acquired by any person or company or group of connected persons not having control of it at the date hereof, where "control" means the power of any person or company or group of connected persons to control the composition of the Board of Directors or otherwise secure by any way that its affairs are conducted in accordance with the wishes of that person or company or group of connected persons.

      7.2 Upon the occurrence of any of the events set out below the Loan shall terminate forthwith automatically and the Borrower shall forthwith without any further notice or demand pay to the Bank all amounts outstanding under the Loan plus accrued interest and any fees and expenses provided for hereunder, that is to say:

     a) If a petition is presented or an order made or a resolution passed for winding-up the Borrower or if a notice is issued convening a meeting for the purpose of passing any such resolution or if the Borrower ceases to carry on its business or any substantial part thereof in the normal course or becomes unable to pay its debts as and when they fall due or stops payment or,

     b) If an encumbrancer shall take possession or a receiver, trustee or similar officer shall be appointed of the whole or any part of the undertaking, property or assets of the Borrower, or

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BANK AUDI
[LOGO] CALIFORNIA

      c) If a notice is issued convening a meeting of or the Borrower enters into any agreement with its creditors or agrees or declares a moratorium in respect of any of its debts or interests.

      7.3 The Borrower shall immediately notify the Bank in writing of the occurrence of any event specified in sub-clauses 7.1 or 7.2 above and of the occurrence of any event which with the lapse of time will constitute such an event.

                            ARTICTE VIII "EXPENSES"

      The Borrower shall reimburse the 8ank or the Bank shall debit the Borrower's account for all of its reasonable out-of-pocket expenses including, but not limited to, reasonable attorney's fees, including actual reasonable attorney's fees incident to the enforcement of any provision of this Agreement, UCC filing, messenger fees, etc.

                          ARTICLE IX "MISCELLANEOUS"

      9.1 SUCCESSORS AND ASSIGNS  The Borrower, and the Bank shall include  the
          ----------------------
legal representatives or assigns of those parties.

      9.2 GOVERNING LAW  This Agreement, the transaction described herein and
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obligations of the Bank and the Borrower hereunder, shall be construed and interpreted in accordance with the laws of the State of California.

      9.3 COURSE DEALING  Any delay or failure by the Bank at any time or times
          --------------
in enforcing its rights under the provisions set forth in this Agreement in strict accordance with their terms shall not be construed as having created a course of dealing or performance modifying or waiving the specific provisions of this Agreement.

      9.4 OTHER ACTS  The Borrower shall execute and deliver, or cause to be
          ----------
delivered to the Bank all further documents and perform all other acts and things which the Bank deems reasonably necessary or appropriate to protect the indebtedness of the Borrower to the Bank.

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BANK AUDI
[LOGO] CALIFORNIA

     9.5 NOTICE  The address for service of process upon the Borrower is:
         ------

         251 S. Lake Avenue, #535
         Pasadena, CA 91101

     9.6 CREDIT INQUIRIES  The Bank shall have the right at any time, to make
         ----------------
all credit inquiries it reasonably deems necessary and obtain all credit information it reasonably considers relevant, at its sole and absolute discretion.

     This Agreement shall not be changed or altered in any way by the Borrower or the Bank. Any change or alteration to this Agreement without prior and express agreement of the Borrower and the Bank will render this Agreement null and void.

     The Bank's commitment shall remain open until November 30, 1994 and shall take effect upon your signing this Agreement and the Note and returning them to us. Funds shall be disbursed upon full execution and delivery to the Bank of all documents necessary to secure the Collateral in a form reasonably satisfactory to the Bank's counsel.

     We would like to add that Bank Audi (California) is delighted to have had an opportunity to be of service to you and we look forward to a mutually rewarding relationship.



Accepted and agreed to this             Very truly yours,
23rd day of November, 1994              Bank Audi (California)

Health Science Properties, Inc.
a Maryland Corporation                  By:  /s/ Concetta Smarius
                                            -----------------------------

By:  /s/ Joel Marcus
    -----------------------------
    Joel Marcus, Vice Chairman

                                        By:  /s/ Hala El-Oraby
                                            -----------------------------

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